Brooks Automation, Inc. 15 Elizabeth Drive Chelmsford, MA 01824	Tel (978) 262-2400 Fax (978) 262-2500 www.brooks.com
Contact:
Mark Chung
Director of Investor Relations
Brooks Automation, Inc.
Telephone: (978) 262-2459
mark.chung@brooks.com
Brooks Automation Reports Results for Fourth Quarter and Full Year Fiscal 2006 Ended
September 30, 2006
•	Revenues, bookings and net income for year is all-time record for Company;

•	Q4 GAAP net income of $16.1 million and $0.22 GAAP EPS;

•	Q4 Bookings of $206.7 million at record level; and

•	Q4 Revenues of $210.3 million also record for Company.
CHELMSFORD, Mass., November 9, 2006 — Brooks Automation, Inc. (NASDAQ: BRKS), which develops and produces hardware, software and systems that enable manufacturing efficiencies for the semiconductor and other complex manufacturing industries, today announced results for its fourth quarter and full year of fiscal 2006 ended September 30, 2006. The fourth quarter results include the operations of Synetics Solutions from the date of acquisition (June 30, 2006) for the full quarter while the preceding quarter results do not include any results of Synetics. The full year results include the operations of Helix Technology from the date of acquisition (October 26, 2005).
Revenues for the fourth quarter of fiscal 2006 were $210.3 million, a 12.9 percent sequential increase from the preceding third quarter revenues of $186.2 million and an increase of 104 percent from fourth quarter revenues in the prior year of $103.3 million, which did not include the operations of Synetics or Helix. Without the contributions of Synetics in the fourth quarter of 2006, revenues would have been $186.6 million, essentially flat with the preceding quarter.
Bookings during the quarter were $206.7 million, a sequential increase of 6.6 percent from the preceding third quarter reported bookings of $193.9 million and an increase of 139 percent from a fourth quarter bookings in the prior year of $86.4 million, which did not include Synetics or Helix bookings. Without the contributions of Synetics in the fourth quarter of 2006, bookings would have been $179.0 million, a sequential decline of 7.7 percent from the preceding quarter.
Net income for the fourth quarter of fiscal 2006 on a Generally Accepted Accounting Principles (“GAAP”) basis was $16.1 million or $0.22 per diluted share, which included a total of $6.3 million or $0.08 per share in certain charges and special items. This GAAP net income compares to GAAP net income in the immediately preceding quarter of $17.2 million, or $0.23 per diluted share, which included $0.08 per share in certain charges and special items. A reconciliation of GAAP to non-
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GAAP results is provided in the financial tables titled “Calculation of Pro Forma Net Income” further in this release.
Revenues for the full fiscal year 2006 were $692.9 million, a 49.4 percent sequential increase over revenues in the prior year of $463.7 million, which did not include the results of Synetics or Helix. Full year GAAP net income was $25.9 million or $0.36 per diluted share, which included $0.51 per share in certain charges and special items.
The Company announced on November 6, 2006 the signing of a definitive agreement to sell its software division to Applied Materials, Inc. for $125 million in cash. The transaction is subject to the completion of customary regulatory procedures and other closing conditions.
Edward C. Grady, president and chief executive officer of Brooks Automation, said “Fiscal year 2006 was an outstanding and eventful year for Brooks. I am pleased with our overall financial performance for Q4 and the year. We realized strong leverage from operations as industry conditions remained positive through most of the year. We made significant progress toward execution of our new strategic direction focused on our core business. This past fiscal year we completed two acquisitions, Helix Technology and Synetics Solutions, and formed a joint venture with Yaskawa Electric, all of which fits in with our overall strategy. I am pleased with the performance of our core OEM tool automation business, especially the vacuum systems business which grew to historic levels. We improved the Brooks support organization and customer relations considerably by adopting the world class global customer support model from Helix. We are also pleased with the operational excellence and customer-driven business of Synetics which has enabled Brooks to establish a bigger footprint with the large OEMs. In addition, our joint venture in Japan with Yaskawa significantly improves our ability to do business in Japan, the world’s second largest market for semiconductor equipment.”
Mr. Grady commented on the financial outlook for the next quarter. “Our guidance for the first quarter of fiscal 2007 excludes the discontinued operations of the software division and calls for revenues to be in the range of $185 to $190 million. On a similar basis, revenues were $186.8 million in the September quarter after excluding the software division. GAAP EPS is expected to be in the range of $0.24 to $0.28 per share, which includes approximately $0.06 per share in certain charges and special items comparable to those referenced with respect to Q4.”
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Press Release
Business Segment Data
The following table (unaudited) summarizes the two business segments of Brooks for the fourth quarter of fiscal 2006 and the full year of fiscal 2006 (dollars in thousands).

	Hardware	Software	Total
Three months ended September 30, 2006:
Revenues	$186,800	$23,523	$210,323
Gross margin	$60,061	$16,566	$76,627
Gross margin, %	32.2%	70.4%	36.4%
Operating margin	$16,415	$2,765	$19,180
Operating margin, percent of revenues	8.8%	11.8%	9.1%
Amortization of acquired intangible assets			$1,695
Restructuring charges			$556
Total income from continuing operations			$16,929

Year ended September 30, 2006:
Revenues	$607,494	$85,376	$692,870
Gross margin	$186,650	$58,134	$244,784
Gross margin, %	30.7%	68.1%	35.3%
Operating margin	$34,921	$3,054	$37,975
Operating margin, percent of revenues	5.7%	3.6%	5.5%
Amortization of acquired intangible assets			$4,894
Restructuring charges			$5,297
Total income from continuing operations			$27,784
Discussion of Non-GAAP Financials
The financial results that exclude certain charges and special items are not in accordance with GAAP. Management believes the presentation of non-GAAP financial measures, which exclude the costs associated with acquisitions and other special items, is useful to investors for comparing prior periods and analyzing ongoing business trends and operating results.
A detailed reconciliation of the GAAP to the non-GAAP financials is provided with the financial tables.
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Press Release
Conference Call and Webcast
Brooks Automation will host a conference call at 5:00 p.m. Eastern, November 9, 2006 to review its fourth fiscal quarter 2006 and full fiscal year 2006 results. On the call, management will discuss the information contained in this announcement and answer related questions.

Conference Call Date:	Thursday, November 9, 2006
Time:	5:00 p.m. Eastern

Dial in #:	(347) 284-6930
Passcode:	4327376
A live Webcast of this conference call will be available in the investor relations section of the Brooks Automation web site, http://investor.brooks.com under the title “Brooks Automation Fourth Quarter and Full Fiscal 2006 Earnings Webcast.”
An archive of this Webcast will be made available following the conference call, and can be accessed for at least the next twelve months on the section for Webcasts at http://investor.brooks.com under the title “Brooks Automation Fourth Quarter and Full Fiscal 2006 Earnings Webcast.” A telephone replay will also be made available following the call at the following number: (719) 457-0820 beginning at 7:00 p.m. Eastern, Thursday, November 9, 2006, and available 7 days. The passcode for the replay is 4327376.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation solutions and integrated subsystems to the global semiconductor and related industries. The company’s advanced products and services can help customers improve manufacturing efficiencies, accelerate time-to-market and reduce cost of ownership. Brooks products and global services are used in virtually every semiconductor fab in the world as well as in a number of diverse industries outside of semiconductor manufacturing. For more information, visit http://www.brooks.com.
“Safe Harbor” Statement under Section 21E of the Securities Exchange Act of 1934:
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our bookings, revenues, and profit and loss expectations, expected restructuring charges and other charges, our future business strategy and market opportunities, level of capital expenditures and bookings expectations in the semiconductor and discrete manufacturing industries, demand for our products, purchasing and manufacturing trends among semiconductor manufacturing OEMs, the benefits of the acquisitions of Synetics and Helix and of the planned divestiture of the Brooks Software Division and the outlook of the semiconductor and discrete manufacturing industries. Factors that could cause results to differ from our expectations include the
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Press Relase
following: our dependence on the cyclical semiconductor industry; the possibility of downturns in market demand for electronics; our possible inability to meet increased demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; a decision by semiconductor manufacturing OEMs not to outsource increasing amounts of their manufacturing operations; our ability to continue to effectively implement our flexible manufacturing model and our supply chain consolidation; the highly competitive nature and rapid technological change that characterizes the industries in which we compete; decisions by customers to accelerate delivery under or to cancel or defer orders that previously had been accepted; decisions by customers to reject the products we ship to them; the possibility that we may not be able to fulfill customer orders within a period of time acceptable to them; the fact that design-in wins do not necessarily translate to significant revenue; the timing and effectiveness of restructuring, cost-cutting and expense control measures; intense price competition; disputes concerning intellectual property; our ability to successfully integrate Synetics’ and Helix’s operations and employees; the risk that the cost savings and any other synergies from the Synetics and Helix acquisitions and the planned benefits of the planned divestiture of the Brooks Software Division may not be fully realized or may take longer to realize than expected; the risk that possible disruption from the Synetics and Helix acquisitions and the planned divestiture of the Brooks software Division will make it more difficult to maintain relationships with customers and employees; continuing uncertainties in global political and economic conditions, especially arising out of conflict in the Middle East; the potential for the incurrence of material expense and the diversion of management’s attention from other business concerns created by pending investigations by the Securities and Exchange commission and the Department of Justice; and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to Brooks’ Annual Report on Forms 10-K and 10-K/A, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
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All trademarks contained herein are the property of their respective owners.
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Press Release
BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30,	September 30,
	2006	2005
ASSETS
Cash, cash equivalents and marketable securities	$184,053	$324,023
Accounts receivable, net	127,195	77,555
Inventories	99,854	48,434
Other current assets	21,710	18,314

Total current assets	432,812	468,326

Property, plant and equipment, net	78,833	54,165
Long-term marketable securities	7,307	32,935
Intangible assets, net	445,511	65,922
Other assets	28,114	2,732

Total assets	$992,577	$624,080

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS’ EQUITY
Short-term debt	$—	$175,000
Current liabilities	180,179	125,095
Long-term liabilities	12,870	13,090

Total liabilities	193,049	313,185

Minority interests	394	1,060

Stockholders’ equity	799,134	309,835

Total liabilities, minority interests and stockholders’ equity	$992,577	$624,080

Cash, cash equivalents, short-term and long-term marketable securities
September 30, 2006	$191,360
June 30, 2006	$342,351
March 31, 2006	$373,012
December 31, 2005	$373,977
September 30, 2005	$356,958
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BROOKS AUTOMATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three months ended		Twelve months ended
	September 30,		September 30,
	2006	2005	2006	2005

Revenues	$210,323	$103,299	$692,870	$463,746
Cost of revenues	133,696	67,069	448,086	303,610

Gross profit	76,627	36,230	244,784	160,136

Gross margin	36.4%	35.1%	35.3%	34.5%

Operating expenses:
Research and development	19,052	14,698	70,671	63,115
Selling, general and administrative	40,090	22,654	141,032	84,797
Restructuring charges	556	7,055	5,297	16,542

	59,698	44,407	217,000	164,454

Income (loss) from continuing operations	16,929	(8,177)	27,784	(4,318)
Interest (income) expense, net	(195)	(461)	(4,331)	185
Other (income) expense, net	(503)	(1,046)	2,208	(1,752)

Income (loss) from continuing operations before income taxes and minority interests	17,627	(6,670)	29,907	(2,751)

Income tax provision	1,130	939	4,732	5,204

Income (loss) from continuing operations before minority interests	16,497	(7,609)	25,175	(7,955)

Minority interests in income (loss) of consolidated subsidiary	416	69	(666)	141

Income (loss) from continuing operations	16,081	(7,678)	25,841	(8,096)
Income (loss) from discontinued operations, net of income taxes	35	38	89	(3,516)

Net income (loss)	$16,116	(7,640)	$25,930	$(11,612)

Basic income (loss) per share:
Continuing operations	$0.22	$(0.17)	$0.36	$(0.18)
Discontinued operations	0.00	0.00	0.00	(0.08)

Basic net income (loss) per share	$0.22	$(0.17)	$0.36	$(0.26)

Diluted income (loss) per share:
Continuing operations	$0.22	$(0.17)	$0.36	$(0.18)
Discontinued operations	0.00	0.00	0.00	(0.08)

Diluted net income (loss) per share	$0.22	$(0.17)	$0.36	$(0.26)

Shares used in computing income (loss) per share:
Basic	74,494	45,102	72,323	44,919
Diluted	74,697	45,102	72,533	44,919

Certain items have been reclassified to conform to current period presentation.
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BROOKS AUTOMATION, INC.
CALCULATION OF PRO FORMA NET INCOME
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006
(in thousands, except per share data)
(unaudited)

	U.S. GAAP	Adjustments		Pro Forma
Revenues	$210,323	$—		$210,323
Cost of revenues	133,696	2,988	A	130,708

Gross profit	76,627	(2,988)		79,615

Gross margin	36.4%			37.9%

Operating expenses:
Research and development	19,052	167	B	18,885
Selling, general and administrative	40,090	2,582	C	37,508
Restructuring charges	556	556		—

	59,698	3,305		56,393

Income (loss) from continuing operations	16,929	(6,293)		23,222

Interest (income) expense, net	(195)	—		(195)
Other (income) expense, net	(503)			(503)

Income (loss) from continuing operations before income taxes and minority interests	17,627	(6,293)		23,920

Income tax provision	1,130	—		1,130

Income (loss) from continuing operations before minority interests	16,497	(6,293)		22,790

Minority interests in income of consolidated subsidiary	416	—		416

Income (loss) from continuing operations	16,081	(6,293)		22,374

Income (loss) from discontinued operations, net of income taxes	35	—		35

Net income (loss)	$16,116	$(6,293)		$22,409

Basic income (loss) per share from continuing operations	$0.22	$(0.08)		$0.30
Basic income (loss) per share from discontinued operations	0.00	—		0.00

Basic net income (loss) per share	$0.22	$(0.08)		$0.30

Diluted income (loss) per share from continuing operations	$0.22	$(0.08)		$0.30
Diluted income (loss) per share from discontinued operations	0.00	—		0.00

Diluted net income (loss) per share	$0.22	$(0.08)		$0.30

Shares used in computing earnings (loss) per share
Basic	74,494	74,494		74,494
Diluted	74,697	74,697		74,697

Adjustments:

(A) Write-off of Synetics inventory step-up		435
Amortization of completed technology		2,412
FAS 123R expenses		141

		2,988

(B) FAS 123R expenses		167

(C) Amortization of other acquired intangible assets		1,696
FAS 123R expenses		886

		2,582

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BROOKS AUTOMATION, INC.
CALCULATION OF PRO FORMA NET INCOME
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006
(in thousands, except per share data)
(unaudited)

	U.S. GAAP	Adjustments		Pro Forma
Revenues	$692,870	$—		$692,870
Cost of revenues	448,086	21,658	A	426,428

Gross profit	244,784	(21,658)		266,442

Gross margin	35.3%			38.5%

Operating expenses:
Research and development	70,671	1,123	B	69,548
Selling, general and administrative	141,032	9,003	C	132,029
Restructuring charges	5,297	5,297		—

	217,000	15,423		201,577

Income (loss) from continuing operations	27,784	(37,081)		64,865

Interest (income) expense, net	(4,331)	—		(4,331)
Other (income) expense, net	2,208			2,208

Income (loss) from continuing operations before income taxes and minority interests	29,907	(37,081)		66,988

Income tax provision	4,732	—		4,732

Income (loss) from continuing operations before minority interests	25,175	(37,081)		62,256

Minority interests in income of consolidated subsidiary	(666)	—		(666)

Income (loss) from continuing operations	25,841	(37,081)		62,922

Income (loss) from discontinued operations, net of income taxes	89	—		89

Net income (loss)	$25,930	$(37,081)		$63,011

Basic income (loss) per share from continuing operations	$0.36	$(0.51)		$0.87
Basic income (loss) per share from discontinued operations	0.00	—		0.00

Basic income (loss) per share	$0.36	$(0.51)		$0.87

Diluted income (loss) per share from continuing operations	$0.36	$(0.51)		$0.87
Diluted income (loss) per share from discontinued operations	0.00	—		0.00

Diluted income (loss) per share	$0.36	$(0.51)		$0.87

Shares used in computing earnings (loss) per share
Basic	72,323	72,323		72,323
Diluted	72,533	72,533		72,533

Adjustments:

(A) Write-off of Helix inventory step-up		11,215
Write-off of Synetics inventory step-up		435
Amortization of completed technology		9,266
FAS 123R expenses		742

		21,658
(B) FAS 123R expenses		723
Write-off on acquired in-process R&D		400

		1,123

(C) Amortization of other acquired intangible assets		4,895
FAS 123R expenses		4,108

		9,003

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